Exhibit 10.2

IMPAX LABORATORIES, INC.

RESTRICTED STOCK (STOCK BONUS) AWARD AGREEMENT

Pursuant to your grant notice (the “Grant Notice”) and this Restricted Stock (Stock Bonus) Award Agreement (the “Agreement”), Impax Laboratories, Inc. (the “Company”) has granted you (the “Grantee”) a Restricted Stock (Stock Bonus) Award under the Company’s Fourth Amended and Restated 2002 Equity Incentive Plan, as the same may from time to time be amended (the “Plan”) for the number of restricted shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), indicated in the Grant Notice (collectively, the “Award”).

1.    Restricted Stock Award. The Company has granted Grantee an award of the number of restricted shares of the Company’s Common Stock as indicated in the Grant Notice. In consideration of the grant of the Award pursuant hereto, Grantee agrees to render faithful and efficient services to the Company or any Affiliate.

2.    Restrictions on Transfer and Restricted Period. During the period commencing on the grant date and terminating on the dates ownership of the Shares vests (the “Restricted Period”), the rights to the Shares and the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided. Further, no stock bonus awards may be transferred to a third party for cash or other consideration.

Subject to the restrictions set forth in the Plan, the Board, or the Committee, as applicable, shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Board, or the Committee, as applicable, may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period. Ownership of all Shares will vest and the Restricted Period shall lapse in full upon the Grantee’s death or Disability.

3.    Termination of Service. Except as provided in Section 7 below, if the Grantee ceases to maintain continuous service with the Company or any of its Affiliates (“Continuous Service”) for any reason other than death or Disability, all rights to Shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by the Grant Notice and Section 2 above shall upon such termination of Continuous Service be forfeited to the Company. Grantee’s service shall not be deemed to have terminated if he or she is transferred from the Company to one of its Affiliates, or vice versa, or from one of the Company’s Affiliates to another one of the Company’s Affiliates. The Board, or the Committee, if applicable, shall have discretion to determine whether Grantee’s Continuous Service with the Company or any of its Affiliates has terminated and the effective date on which such termination occurred.

4.    Certificates or Book Entry for the Shares. The Company shall issue a certificate (or certificates) or make a book entry in the Company’s records in the name of the Grantee with respect to the Shares, and, if a certificate (or certificates) are issued, shall hold such certificate (or certificates) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Any book entry in the Company’s records shall reflect the restrictions provided herein.

5.    Grantee’s Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During any Restricted Period, the Grantee shall be entitled to vote such Shares as to which the Restricted Period has not yet lapsed or expired in Grantee’s sole discretion upon any matters coming before any annual and special meetings of the stockholders of the Company and at any continuations and adjournments of such meetings. Except in connection with a spin-off or other similar event or as otherwise permitted under Section 10.1 of the Plan, any dividends which are paid in respect of any Share prior to the vesting of such Share may only be paid out to the Grantee to the extent that such Share vests in accordance with the terms hereunder.

6.    Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to any portion of the Shares, the Company shall deliver to the Grantee (or in the case of a deceased Grantee, to Grantee’s legal representative) the certificate in respect of such Shares pursuant to Section 4 above or shall make an appropriate adjustment to the book entry for such Shares in the records of the Company. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above.

7.    Change in Control. The following shall apply in the event of a change of control.

(a)    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then this Award shall terminate immediately prior to, or simultaneously with, such event.

(b)    Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume this Award or shall substitute a similar award (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 7(b) for this Award), provided, that the Restricted Period shall apply to the same consideration paid to the stockholders in the transaction described in this Section 7(b) for this Award. In the event any surviving corporation or acquiring corporation refuses to assume this Award or to substitute similar awards for this Award, then the vesting of the Shares shall be accelerated and the Restricted Period shall lapse in full immediately prior to such event, provided that if the Shares are subject to performance-based vesting, the Shares will vest based on the higher of (a) actual performance as of immediately prior to such event or (b) target performance, prorated based on a shortened performance period as of immediately prior to such event.

(c)    Other Change of Control. In the event of the happening of any of the following events: (i) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company (other than by means provided for in Section 7(b) above and as provided for in Section 10.3 of the Plan); or (ii) any other event deemed to constitute a “Change of Control” (other than by means provided for in Sections 7(a) and 7(b) above and as provided for in Sections 10.2 and 10.3 of the Plan) by the Board, or the Committee, as applicable, the vesting of the Shares shall be accelerated and the Restricted Period shall lapse in full immediately prior to such event.

8.    Conditions to Issuance and Delivery of Shares. Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Common Stock pursuant to this Agreement (i) until all applicable Federal and state laws and regulations have been complied with, and (ii) until all requirements of any stock exchange or national market system on which the Common Stock is at the time listed have been complied with.

9.    Plan and Plan Interpretations as Controlling. Grantee’s Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of Grantee’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of Grantee’s Award and those of the Plan, the provisions of the Plan will control. The Board, or the Committee, as applicable, will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee, as applicable, will be final and binding upon Grantee or Grantee’s legal representatives, the Company, and all other interested persons.

10.    Grantee Service. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s service as an officer, employee, director or consultant of the Company or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Grantee.

11.    Withholding and Social Security Taxes. Upon the termination of any Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income in accordance with Section 83(b) of the Code), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Grantee whether or not pursuant to the Plan or (ii) the Company may require that the Grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the discretion of the Board, or the Committee, as applicable, the Grantee may satisfy the withholding obligation described under this Section 11 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the maximum individual statutory tax rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by another mechanism as may be required or appropriate to conform with local tax and other rules). The Company shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment.

12.    Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Company or any of its agents. Grantee understands that Grantee (and not Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Code generally taxes (as ordinary income) the fair market value of the Shares as of the date any “restrictions” on the Shares lapse (i.e., the date on which the rights with respect to the Shares are transferable or are not subject to a substantial risk of forfeiture). To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Exchange Act, with respect to officers, directors and 10% shareholders, a “restriction” on the Shares includes for these purposes the period after the grant of the Shares during a sale of property at a profit could subject such officers, directors and 10% shareholders to suit under Section 16(b) of the Exchange Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are transferred rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE’S BEHALF.

13.    Arbitration. Any dispute or disagreement between the Grantee and the Company with respect to any portion of this Restricted Stock Award or its validity, construction, meaning, performance or the Grantee’s rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration the Grantee will attempt to resolve any disputes or disagreements with the Company over this Restricted Stock Award amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, the Grantee and the Company may resolve the dispute by settlement. The Grantee and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but the Grantee and the Company shall otherwise be solely responsible for its own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on the Grantee and the Company. Further, neither the Grantee nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

14.    Entire Agreement/Amendment/Choice of Law. The Grant Notice, this Agreement and the Plan constitute the entire understanding between the Company and the Grantee with respect to the subject matter hereof. No amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chief Executive Officer, Chief Financial Officer, Chief Trading Compliance Officer, or any other duly authorized officer of the Company with the approval of the Board, or the Committee, as applicable. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

15.    Receipt of Documents. Grantee acknowledges receipt of, and understands and agrees to, the Grant Notice, this Agreement and the Plan. Grantee also acknowledges receipt of the Fourth Amended and Restated 2002 Equity Incentive Plan Prospectus.

16.    Execution of Documents. Grantee hereby acknowledges and agrees that the manner selected by the Company by which Grantee indicates his or her consent to the Grant Notice is also deemed to be Grantee’s execution of this Agreement. Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award. Grantee acknowledges and agrees that he or she has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all provisions of the Award.

17.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

18.    Severability. If all or any part of the Grant Notice, this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Grant Notice, this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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